EXHIBIT 10.3
Labor Contract

According to Labor Law of the People’s Republic of China as well as national and provincial regulations on labor management, Yixin Copper Co., Ltd (hereinafter referred to as Party A) wants  (hereinafter referred to as Party B) to be an employee of said company, and on the principle of equality and freewill, the two parties have made and entered into this Contract with specified rights and obligations of each party.

    I. Contract Term

This Contract shall be valid for one year, from the ____day of ___ of____ to___day of____of___. When term of this Contract expires, the two Parties may negotiate on issues of contract renewal, leave or resignation etc.

   II. Tasks

According to physical conditions of Party B and practical situations of the company, Party B will serve as a handyman to take care of copper selection, screening of copper ash, stacking and sorting in workshops, helping in the kitchen and cleaning works etc.

  III. Work Hours

Party B works, in principle, eight hours a day; in the workshop, works will be assigned to a day shift and a night shift; in the kitchen, there will be a morning shift, a lunch shift and a night shift; works may be assigned casually according to practical needs of phased works. If the work hours are to be extended, a proper consideration shall be awarded by the company.

   IV. Rest and Holidays

Party A should promise Party B two days of rest each week and overtime compensation should be paid for overtime works. During the contract period, Party B should have statutory holidays and public holidays etc.,as stipulated by the central government and as applied to other permanent employees.

  V. Labor Remuneration

  A. Upon executing the Labor Contract, Party B becomes an employee of Party A, and Party A will assign relevant works to Party B. There will be probationary period of 2 months. When recognized as qualified after the probationary period, Party B will be paid at least CNY 520 and no more than CNY 3,588 each month. Party B is supposed to work as a handyman for 22 days in lesser months and 23 days (February excluded) in odd months; the remuneration shall be CNY 520 per month, to be awarded according to practical attendance.

  VI. Insurance and Welfare

  According to the Labor Law of the People’s Republic of China, as well as relevant national laws and regulations, and with reference to practical situations of the company, Party A will take care of: endowment insurance for Party B (excluding those previously covered) in an amount of 28% of the wage, 20% of which will be paid by the company and the rest 8% shall be paid by individuals; the unemployment insurance in an amount of 3% of the wage, 2% of which will be paid by the company and the rest 1% shall be paid by individuals; the medical insurance in an amount of 8%  of annual remuneration, 6% of which will be paid by the company and the rest 2% shall be paid by individuals; the employment injury insurance, all of which shall be assumed by the company. Any amount to be paid by individuals shall be deducted from employee wages by the finance department of the company.

  VII. Labor Protection

Party A should practically ensure Party B’s security and health during works by following relevant national labor protection regulations. Where Party A or his management staff disregards Party B’ safety and health, Party B may criticize Party A and  reveal the case to higher authorities.

  VIII. Laws, Systems and Examination

        Party B should strictly obey various national laws and regulations, as well as various management systems and disciplines of Party A, and should submit to Party A’s management and education. Party A has the right to examine, urge, evaluate, reward or punish Party B’s works and performance of relevant regulations.

  IX. Termination, Cancellation and Change of Labor Contract

A. After the probationary period, Party A should carefully evaluate Party B’s performance; if Party B is to be officially accepted, wages will be paid accordingly; if Party B shall be unqualified in Party A’s opinion, Party B can be dismissed following relevant procedures;
Party A may cancel the Labor Contract when any of the following happens:
         l.  Party B is found falling short of acceptance conditions during the probationary period;
         2. Party B is found in serious breach of labor disciplines or regulations of the employer;

        3. Party B seriously neglects his duty, practices favoritism and commits irregularities, and has caused serious losses to the employer;
        4. Criminal liabilities are ascertained on Party B;
        5. Party B has children against the family planning policy during performance of the Labor Contract;
        6. Party B is considered as unqualified for assigned works and is still considered incompetent after training or change of post;
        7. Performance of this Contract becomes impossible due to significant changes in practical circumstances based on which the Labor Contract is signed, and the two parties fail to agree over change of this Labor Contract through negotiations;
        8. Party B is sick or suffers injury other than employment injuries and cannot retrieve previous works after the treatment period expires nor assume works otherwise arranged by Party A;
        9. Other situations based on which this Labor Contract can be cancelled according to national and provincial regulations.
B. Party B main cancel the Labor Contract when any of the following happens:
        1. Party B considers it unsuitable to work at Party A’s premises during the contract period;
        2. Party A fails to pay labor remuneration as specified in the Labor Contract;
3. Party A fails to fulfill relevant obligations under the Labor Contract, seriously violates labor laws and regulations and infringes on Party B’s legal interest.
C. Party A cannot cancel the Labor Contract when any of the following happens:
        1. Conditions under which Party A can cancel the Labor Contact or other conditions as agreed between the two parties for cancellation of the Labor Contract are not verified during the contract period;
        2. Party B contracts occupational diseases or suffers employment injuries, and is authenticated and verified by relevant labor appraisal committee as incapacitated to a great extent;
        3. Party B is sick or suffers injury other than employment injuries and is still hospitalized for medical treatment during the prescribed medical treatment period or when the said period expires;
        4. When female employees are in gestational period, maternity period or suckling period as specified by national family planning policies;
        5. Party B is on legal holidays with approval;
        6. Other situations based on which this Labor Contract cannot be cancelled according to national and provincial regulations.
D. This Contract can be cancelled when both parties agree through negotiations, and the cancellation should be confirmed in writing.
E. Party A provides lodging facilities and foods in a non-gratuitous way.

F. When this Contract is terminated or cancelled, Party B should return all articles, tools and technical materials etc that are used and kept free of charge by Party B during performance of this Contract to Party A, and compensation is required if any of said things to be returned is lost.

   X. Liabilities for Breach of Contract

A. Any party in breach of this Contract should assume relevant liabilities; if the other party is caused to suffer direct economic losses, compensations should be properly made according to consequences or degree of responsibilities.
B. If Party B is to be trained on expenses of Party A, a training contract should be entered into and attached to this Labor Contract; if one party fails to perform the training contract without reasons, losses caused therefrom to the other party should be compensated.
C. If this Contract is cancelled due to Party A’s breach of F of Article IX or Party B’s breach of Article IX, losses caused to the other party should be compensated accordingly.

  XI. Settlement of Labor Disputes and Others

Disputes arising from performance of this Contract should be settled through negotiations; where negotiations shall fail, an application for mediation can be made to Party A’s labor dispute mediation board within 15 days after such disputes occur, or the disputes can be referred to the labor dispute arbitration committee with jurisdiction over Party A’s premises within 60 days after such disputes occur.
If clauses of this Contract are found falling short of relevant laws, regulations and rules issued by national or provincial authorities, said laws, regulations and rules should prevail.
This Contract shall be signed in duplicate, one copy for each party, and shall be considered void if altered or signed without legal authorization.

      Party A (seal):                                                Party B (signature):

      Representative (signature):                                 ID number:

      Date:                                        Date:

055722/00001 BFLODOCS 2377365v1